Exhibit 99.1

Contact:

Jaren Madden

Infinity Pharmaceuticals, Inc.

617-453-1336

INFINITY REPORTS SECOND QUARTER 2014 FINANCIAL RESULTS AND PROVIDES COMPANY UPDATE

– Three Clinical Studies of IPI-145 Expected to Start by Year-End, Including

DYNAMO+RTM, a Phase 3 Study in Follicular Lymphoma –

– Topline Data Expected by Year-End from Phase 2 Studies of IPI-145 in Rheumatoid Arthritis and Asthma –

– PI3K-Delta,Gamma Agreement with Millennium Amended –

Cambridge, Mass. – August 5, 2014 – Infinity Pharmaceuticals, Inc. (NASDAQ: INFI) today announced its second quarter 2014 financial results and ongoing progress with IPI-145, an oral inhibitor of phosphoinositide-3-kinase (PI3K)-delta and PI3K-gamma.

“Over the past quarter, we have continued to progress our clinical development program for IPI-145. We look forward to advancing IPI-145 through monotherapy studies in indolent non-Hodgkin lymphoma and chronic lymphocytic leukemia designed to enable registration and also to initiating new studies which further our strategy of combining IPI-145 with both current standards of care and novel, targeted therapies,” stated Adelene Perkins, chair, president and chief executive officer at Infinity. “Our goal is to transform the treatment paradigm for blood cancers by helping more patients achieve deeper and more durable responses while also liberating patients from chemotherapy.”

Additionally, in a press release issued yesterday, Infinity announced that the company purchased an option to buy out all future royalty payments due to Millennium: The Takeda Oncology Company for worldwide for sales in oncology of IPI-145. In exchange for a one-time, upfront payment of $5.0 million, Infinity received an option to terminate its obligation to pay

Millennium future royalties related to the sale of IPI-145 in oncology. Infinity may exercise this option by providing written notice and payment to Millennium of a one-time exercise fee of $52.5 million on or before March 31, 2015.

“The amendment to our agreement with Millennium underscores our belief that IPI-145 has the potential to become the best-in-class PI3K inhibitor treatment for multiple forms of blood cancers,” stated Larry Bloch, executive vice president, chief financial officer and chief business officer of Infinity. “We are pleased to have the flexibility of this option, which could provide long-term value for our shareholders.”

Infinity continues to anticipate the following clinical milestones in 2014:

IPI-145 in Hematologic Malignancies

•	Initiate DYNAMO+RTM, a Phase 3 study of IPI-145 in combination with rituximab in patients with relapsed follicular lymphoma (FL).

•	Initiate a Phase 2 study in treatment-naïve patients with iNHL.

•	Initiate at least one additional clinical study.

IPI-145 in Inflammation

•	Report topline data from ASPIRA, a Phase 2 study in patients with moderate-to-severe rheumatoid arthritis.

•	Report topline data from the Phase 2a study in patients with mild, allergic asthma.

PI3K Pipeline Expansion

•	Determine the development strategy for IPI-443, Infinity’s next-generation inhibitor of PI3K-delta,gamma, based on the results of the Phase 2 studies of IPI-145 in inflammatory diseases.

Second Quarter 2014 Financial Results

•	As of June 30, 2014, Infinity had total cash, cash equivalents and available-for-sale securities of $141.7 million, compared to $172.1 million at March 31, 2014.

•	Infinity did not record any revenue during the second quarter of 2014 or 2013.

•	Research and development (R&D) expense for the second quarter of 2014 was $28.2 million, compared to $26.1 million for the same period in 2013. The increase in R&D expense for the second quarter of 2014 compared to the same period in 2013 was primarily due to higher clinical development expenses for IPI-145.

•	General and administrative (G&A) expense was $7.1 million for the second quarter of 2014, compared to $6.7 million for the same period in 2013. The increase in G&A expense for the second quarter of 2014 compared to the same period in 2013 was primarily due to an increase in early commercial development costs.

•	Interest expense was $2.9 million during the second quarter of 2014, compared to none recorded for 2013. The increase in interest expense for the second quarter of 2014 compared to the same period in 2013 was related to the amortization of the loan commitment asset recognized under Infinity’s debt facility agreement with Deerfield Management Company, L.P.

•	Net loss for the second quarter of 2014 was $38.0 million, or a basic and diluted loss per common share of $0.78, compared to $32.6 million, or a basic and diluted loss per common share of $0.68, for the same period in 2013.

Conference Call Information

Infinity will host a conference call today at 8:30 a.m. ET to discuss these financial results and company updates. A live webcast of the conference call can be accessed in the “Investors/Media” section of Infinity’s website at www.infi.com. To participate in the conference call, please dial 1-877-316-5293 (domestic) or 1-631-291-4526 (international) five minutes prior to start time. The conference ID number is 69511308. An archived version of the webcast will be available on Infinity’s website for 30 days.

About Infinity Pharmaceuticals, Inc.

Infinity is an innovative biopharmaceutical company dedicated to discovering, developing and delivering best-in-class medicines to people with difficult-to-treat diseases. Infinity combines proven scientific expertise with a passion for developing novel small molecule drugs that target emerging disease pathways. For more information on Infinity, please refer to the company’s website at www.infi.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those regarding the company’s expectations about: the timing and type of data from, as well as progress in, clinical trials of its PI3K program; its plans to initiate additional clinical trials in its PI3K program; the potential value to shareholders of the option to extinguish the royalty obligation to Millennium; and its ability to execute on its plans and strategies. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from the company’s current expectations. For example, there can be no guarantee that Infinity will initiate clinical trials or report data in the time frames it has estimated, that any product candidate Infinity is developing will successfully complete necessary preclinical and clinical development phases or that development of any of Infinity’s product candidates will continue. Further, there can be no guarantee that any positive developments in Infinity’s product portfolio will result in stock price appreciation. Management’s expectations and, therefore, any forward-looking statements in this press release could also be affected by risks and uncertainties relating to a number of other factors, including the following: Infinity’s results of clinical trials and preclinical studies, including subsequent analysis of existing data and new data received from ongoing and future studies; the content and timing of decisions made by the U.S. Food and Drug Administration and other regulatory authorities, investigational review boards at clinical trial sites and publication review bodies; Infinity’s ability to obtain and maintain requisite regulatory approvals and to enroll patients in its clinical trials; unplanned cash requirements and expenditures; development of agents by Infinity’s competitors for diseases in which Infinity is currently developing its product candidates; general economic and market conditions; and Infinity’s ability to obtain, maintain and enforce patent and other intellectual property protection for any product candidates it is developing. These and other risks which may impact management’s expectations are described in greater detail under the caption “Risk Factors” included in Infinity’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on May 6, 2014, and other filings filed by Infinity with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and Infinity expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

INFINITY PHARMACEUTICALS, INC.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	June 30, 2014	December 31, 2013

Cash, cash equivalents and available-for-sale securities, including long term	$141,703	$214,468
Loan commitment asset, net	7,719	—
Other current assets	11,310	11,055
Property and equipment, net	3,361	4,010
Other long-term assets	1,492	1,177

Total assets	$165,585	$230,710

Current liabilities	$26,506	$22,206
Due to Millennium, less current portion	—	6,456
Other long-term liabilities	594	773
Total stockholders’ equity	138,485	201,275

Total liabilities and stockholders’ equity	$165,585	$230,710

INFINITY PHARMACEUTICALS, INC.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Operating expenses:
Research and development	$28,165	$26,080	$62,656	$46,311
General and administrative	7,057	6,675	13,861	14,105

Total operating expenses	35,222	32,755	76,517	60,416

Loss from operations	(35,222)	(32,755)	(76,517)	(60,416)
Other income (expense):
Interest expense	(2,938)	—	(4,077)	—
Investment and other income	136	164	304	499

Total other income (expense)	(2,802)	164	(3,773)	499

Net loss	$(38,024)	$(32,591)	$(80,290)	$(59,917)

Basic and diluted loss per common share	$(0.78)	$(0.68)	$(1.66)	$(1.25)

Basic and diluted weighted average number of common shares outstanding	48,543,853	47,915,726	48,446,849	47,785,620

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